                             GLOBECOMM SYSTEMS INC.
                             ----------------------

                PROMISSORY NOTE SECURED BY STOCK PLEDGE AGREEMENT
                -------------------------------------------------

$300,000                                                       September 4, 2001
                                                             Hauppauge, New York

         FOR VALUE RECEIVED, Kenneth A. Miller ("Miller" and/or "Maker") promises to pay to the order of Globecomm Systems Inc., a Delaware corporation (the "Corporation"), at its corporate offices at 45 Oser Avenue, Hauppauge, New York 11788, the principal sum of Three Hundred Thousand Dollars ($300,000), together with all accrued interest thereon, upon the terms and conditions specified below. All capitalized terms used in this Note shall have the meaning assigned to them in this Note or in the attached Appendix.

         1. INTEREST. Interest shall accrue on the unpaid balance outstanding from time to time under this Note at the rate of Five Percent (5.0 %) per annum. Accrued and unpaid interest shall become due and payable in a series of twelve
(12) successive quarterly installments payable on the last day of each December, March, June and September commencing on December 31, 2001, with the final payment of interest, together with the entire principal, in the aggregate amount of Three Hundred and Forty-Five Thousand Dollars ($345,000) payable on September 30, 2004.

         2. REPAYMENT. The principal balance, together with all accrued and unpaid interest, shall become due and payable on September 30, 2004; provided, however, that the Corporation will forgive the aggregate amount of any unpaid principal plus accrued interest due under this Note upon a Change of Control or in the event that the Corporation terminates Miller's employment without "cause" (as defined in the Miller Employment Agreement).

         3. PAYMENT. Payment shall be made in lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty.

         4. EVENTS OF ACCELERATION. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events:

            A. the failure of the Maker to pay any installment of principal or accrued interest under this Note when due and the continuation of such default for more than thirty (30) days after written notice of such default has been provided to Maker; or

            B. the expiration of the thirty (30)-day period following the date the Maker ceases for any reason to remain in the Service of the Corporation; or

            C. the insolvency of the Maker, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker; or

            D. the commencement by the Maker of any Insolvency Proceeding; or

            E. the commencement against the Maker of any Insolvency Proceeding and, in such case, (i) the Maker consents to the institution of such Insolvency Proceeding against him, (ii) the petition commencing such Insolvency Proceeding is not timely controverted, (iii) the petition commencing such Insolvency Proceeding is not dismissed within 30 days of the date of the filing thereof, (iv) an interim trustee is appointed to take possession of any property or assets of the Maker, or (v) an order for relief shall have been entered therein; or

            F. the occurrence of any event of default under the Stock Pledge Agreement or any obligation secured thereby.

         5. SECURITY. Payment of this Note shall be secured by a pledge of the Pledged Shares (and all other shares of Common Stock hereafter acquired by Maker) to the Corporation pursuant to the Stock Pledge Agreement, attached hereto as Exhibit A, to be executed this date by the Maker. The Maker, however, shall remain personally liable for payment of this Note and assets of the Maker, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Maker's obligations hereunder.

         6. COLLECTION. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

         7. WAIVER. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Corporation and any such waiver shall be limited to its express terms.

         No delay by the Corporation in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default, or failure of a condition under this Note, the Stock Pledge Agreement or the obligations secured thereby.

         The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

         8. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

         9. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of New York without resort to that State's conflict-of-laws rules.

                                                  /s/ Kenneth A. Miller
                                            ------------------------------------
                                            Kenneth A. Miller

                                    APPENDIX
                                    --------

A.   BANKRUPTCY CODE shall mean Title 11 of the United States Code.

B.   BOARD shall mean the Board of Directors of the Corporation.

C. CHANGE IN CONTROL shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if:

            (i) any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the 1934 Act) becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding securities;

            (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or

            (iii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

D. COMMON STOCK shall mean the Corporation's common stock, par value $.001 per share.

E. INSOLVENCY PROCEEDING shall mean any proceeding commenced by or against any person or entity under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, or any other proceedings seeking reorganization, arrangement, or other similar relief.

F. MILLER EMPLOYMENT AGREEMENT shall mean the employment agreement, dated as of September 4, 2001, by and between the Corporation and Kenneth A. Miller.

G.   NOTE shall mean this promissory note of Maker.

H. PLEDGED SHARES shall mean Fifty One Thousand, Seven Hundred and Twenty Four (51,724) issued and outstanding shares of the Common Stock, whether certificated or uncertificated, of the Corporation now owned by Maker.

I. SERVICE shall mean Maker's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

J. STOCK PLEDGE AGREEMENT shall mean the Stock Pledge Agreement, dated as of September 4, 2001, by and between the Corporation and Maker and attached hereto as Exhibit A, securing payment of this Note.

                                    EXHIBIT A
                                    ---------

                             GLOBECOMM SYSTEMS INC.
                             ----------------------

                             STOCK PLEDGE AGREEMENT
                             ----------------------

         AGREEMENT made as of this 4th day of September, 2001 by and between Globecomm Systems Inc., a Delaware corporation (the "Corporation"), and Kenneth
A. Miller ("Pledgor").

                                    RECITALS
                                    --------

         A. In connection with a loan from the Corporation to Pledgor, Pledgor has issued that certain promissory note (the "Note") dated as of September 4, 2001 payable to the order of the Corporation in the principal amount of Three Hundred Thousand Dollars ($300,000).

         B. Such Note is secured by Fifty One Thousand, Seven Hundred and Twenty Four (51,724) issued and outstanding shares of common stock, par value $.001 per share, of the Corporation (the "Common Stock") owned by the Pledgor (the "Pledged Shares") and other collateral upon the terms set forth in this Agreement.

         C. All capitalized terms used in this Agreement shall have the meaning assigned to them in this Agreement.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. GRANT OF SECURITY INTEREST. Pledgor hereby grants the Corporation a security interest in, and assigns, transfers to and pledges to the Corporation, the following securities and other property (collectively, the "Collateral"):

            (a) the Pledged Shares, accompanied by one or more properly-endorsed stock power assignments, delivered to and deposited with the Corporation as collateral for the Note;

            (b) any and all shares of Common Stock subsequently acquired by Pledgor which are to be delivered to and deposited with the Corporation pursuant to the requirements of Paragraph 3 of this Agreement;

            (c) any and all new, additional or different securities or other property (other than cash dividends) subsequently distributed with respect to the Pledged Shares which are to be delivered to and deposited with the Corporation pursuant to the requirements of Paragraph 3 of this Agreement;

            (d) any and all other property and money which is delivered to or comes into the possession of the Corporation pursuant to the terms of this Agreement; and

            (e) the proceeds of any sale, exchange or disposition of the property and securities described in subparagraphs (a) through (d) above.

         2. WARRANTIES. Pledgor hereby warrants that Pledgor is the owner of the Pledged Shares and has the right to pledge the Pledged Shares and that the Pledged Shares are free from all liens, adverse claims and other security interests. Pledgor further warrants that he shall not create or suffer to exist any lien, security interest, or other charge or encumbrance or any other type of preferential arrangement, upon or with respect to any of the Collateral, and that he shall promptly execute and deliver all further instruments and documents, and take all further action, reasonably requested by the Corporation in order to perfect and protect any security interest granted or purported to be granted by this Agreement.

         3. DUTY TO DELIVER. Any new, additional or different securities or other property (other than regular cash dividends) which may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Common Stock as a class without the Corporation's receipt of consideration or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Corporation shall, upon receipt by Pledgor, be promptly delivered to and deposited with the Corporation as part of the Collateral hereunder. In addition, any shares of Common Stock acquired hereafter by Pledgor shall, upon receipt by Pledgor, be promptly delivered to and deposited with the Corporation as part of the Collateral hereunder. Any such securities shall be accompanied by one or more properly-endorsed stock power assignments.

         4. PAYMENT OF TAXES AND OTHER CHARGES. Pledgor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of Pledgor's failure to do so, the Corporation may at its election pay any or all of such taxes and other charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and until paid shall bear interest at the rate of Five Percent (5.0%) per annum .

         5. SHAREHOLDER RIGHTS. So long as there exists no event of default under Paragraph 10 of this Agreement, Pledgor may exercise all shareholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral and all proxy statements and other shareholder materials pertaining to the Collateral.

         6. RIGHTS AND POWERS OF CORPORATION. The Corporation may, without obligation to do so, exercise at any time and from time to time one or more of the following rights and powers with respect to any or all of the Collateral:

            (a) subject to the applicable limitations of Paragraph 9, accept in its discretion other property of Pledgor in exchange for all or part of the Collateral and release Collateral to Pledgor to the extent necessary to effect such exchange, and in such event the other property received in the exchange shall become part of the Collateral hereunder;

            (b) perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

            (c) transfer record ownership of the Collateral to the Corporation or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, provided and only if there exists at the time an outstanding event of default under Paragraph 10 of this Agreement. Any cash sums which the Corporation may so receive shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Corporation deems appropriate. Any remaining cash shall be paid over to Pledgor.

         Any action by the Corporation pursuant to the provisions of this Paragraph 6 may be taken without notice to Pledgor. Expenses reasonably incurred in connection with such action shall be payable by Pledgor and form part of the indebtedness secured hereunder as provided in Paragraph 12.

         7. CARE OF COLLATERAL. The Corporation shall exercise reasonable care in the custody and preservation of the Collateral. However, the Corporation shall have no obligation to (i) initiate any action with respect to, or otherwise inform Pledgor of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral, (ii) preserve the rights of Pledgor against adverse claims or protect the Collateral against the possibility of a decline in market value or (iii) take any action with respect to the Collateral requested by Pledgor unless the request is made in writing and the Corporation determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

         Subject to the limitations of Paragraph 9, the Corporation may at any time release and deliver all or part of the Collateral to Pledgor, and the receipt thereof by Pledgor shall constitute a complete and full acquittance for the Collateral so released and delivered. The Corporation shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement.

         8. TRANSFER OF COLLATERAL. In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise), the Corporation may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Corporation hereunder with respect to the Collateral so transferred. Upon such transfer, the Corporation shall be fully discharged from all liability and responsibility for the transferred Collateral.

         9. RELEASE OF COLLATERAL. Provided all indebtedness secured hereunder (other than payments not yet due and payable under the Note) shall at the time have been paid in full, or forgiven, and there does not otherwise exist any event of default under Paragraph 10, the Pledged Shares, together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Pledgor in accordance with the following provisions:

            (a) Upon payment, prepayment or forgiveness of principal under the Note, together with payment or forgiveness of all accrued interest to date on the principal amount so paid, prepaid or forgiven, one or more of the Pledged Shares held as Collateral hereunder shall (subject to the applicable limitations of Paragraphs 9(c) and 9(d) below) be released at the time of such payment, prepayment or forgiveness. The number of Pledged Shares to be so released shall be equal to the number obtained by multiplying (i) the total number of Pledged Shares held under this Agreement at the time of the payment, prepayment or forgiveness, by (ii) a fraction, the numerator of which shall be the amount of the principal paid, prepaid or forgiven and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment, prepayment or forgiveness. In no event, however, shall any fractional shares be released.

            (b) Any additional Collateral which may hereafter be pledged and deposited with the Corporation (pursuant to the requirements of Paragraph 3) with respect to the Pledged Shares shall be released at the same time the particular Pledged Shares to which the additional Collateral relates are to be released in accordance with the applicable provisions of Paragraph 9(a).

            (c) Under no circumstances, however, shall any Pledged Shares or any other Collateral be released if previously applied to the payment, of any indebtedness secured hereunder. In addition, in no event shall any Pledged Shares or other Collateral be released pursuant to the provisions of Paragraph 9(a) or 9(b) if, and to the extent, the fair market value of the Pledged Shares and all other Collateral which would otherwise remain in pledge hereunder after such release were effected would be less than the unpaid principal and accrued interest under the Note.

            (d) In the event the Collateral becomes in whole or in part comprised of "margin stock" within the meaning of Section 221.2 of Regulation U of the Federal Reserve Board, then no Collateral shall thereafter be substituted for any Collateral under the provisions of Paragraph 6(a) or be released under Paragraph 9(a) or (b), unless there is compliance with each of the following additional requirements:

            A. The substitution or release must not increase the amount by which the indebtedness secured hereunder at the time of such substitution or release exceeds the maximum loan value (as defined below) of the Collateral immediately prior to such substitution or release.

            B. The substitution or release must not cause the amount of indebtedness secured hereunder at the time of such substitution or release to exceed the maximum loan value of the Collateral remaining after such substitution or release is effected.

            C. For purposes of this Paragraph 9(e), the maximum loan value of each item of Collateral shall be determined on the day the substitution or release is to be effected and shall, in the case of the Pledged Shares and any additional Collateral (other than margin shares), equal the good faith loan value thereof (as defined in Section 221.2 of Regulation U) and shall, in the case of all other margin shares, equal fifty percent (50%) of the current market value of such shares.

         10. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

            (a) the failure of Pledgor to pay, when due under the Note, the principal or any installment of accrued interest;

            (b) the occurrence of any other acceleration event specified in the Note; or

            (c) the failure of Pledgor to perform any obligation imposed upon Pledgor by reason of this Agreement or the Note; or

            (d) the breach of any warranty of Pledgor contained in this Agreement.

         Upon the occurrence of any such event of default, the Corporation may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the New York Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.

         Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of expenses incurred by the Corporation in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to Pledgor. However, in the event such proceeds prove insufficient to satisfy all obligations of Pledgor under the Note, then Pledgor shall remain personally liable for the resulting deficiency.

         11. OTHER REMEDIES. The rights, powers and remedies granted to the Corporation pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Corporation under any statute or rule of law. Any forbearance, failure or delay by the Corporation in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Corporation under this Agreement shall continue in full force and effect unless such right, power or remedy is specifically waived by an instrument executed by the Corporation.

         12. COSTS AND EXPENSES. All costs and expenses (including reasonable attorneys fees) incurred by the Corporation in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of Pledgor payable immediately upon demand, bearing interest until paid at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of interest income to the Corporation and compensation income to Pledgor under the Federal tax laws.

         13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without resort to that State's conflict-of-laws rules.

         14. SUCCESSORS. This Agreement shall be binding upon the Corporation and its successors and assigns and upon Pledgor and the executors, heirs and legatees of Pledgor's estate.

         15. SEVERABILITY. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The parties hereby agree to use their best efforts to replace any provision held to be invalid or unenforceable with a provision incorporating the substance of said invalid or unenforceable provision to the maximum extent possible consistent with enabling such new provision to be held enforceable under applicable law.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement has been executed by Pledgor and the Corporation as of this 4th day of September, 2001.

                                                /s/ Kenneth A. Miller
                                         ---------------------------------------
                                         Kenneth A. Miller

                                         Address:

AGREED TO AND ACCEPTED BY:

GLOBECOMM SYSTEMS INC.

By: /s/ Andrew C. Melfi
   -------------------------------------
     Andrew C. Melfi

Title:  Vice President and Chief Financial Officer
        ------------------------------------------

Dated:  September 4,  2001